Exhibit 10.10


                              CONSULTING AGREEMENT


         AGREEMENT, dated as of August 1, 2001, by and between IKON VENTURES, INC., a Nevada corporation (the "Corporation), and CORPORATE COMMUNICATIONS NETWORK INC., a Nevada corporation ("Consultant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Corporation has entered into an Agreement and Plan of Share Exchange, dated as of June 19 , 2001 and as amended on July 18, 2001 (the "Exchange Agreement"), pursuant to which the Corporation proposes to acquire all of the issued and outstanding shares of Sutton Online, Inc., a Delaware corporation ("Sutton");

         WHEREAS, upon completion of such acquisition, the Corporation will require certain consultancy services from the Consultant;

         WHEREAS, the Consultant desires to supply consultancy services to the Corporation upon the terms and conditions set forth herein; and

         WHEREAS, it is a condition to the closing of the Exchange Agreement that Consultant and the Corporation enter into this Agreement providing for the Consultant to supply the consultancy services described herein to the Corporation,

         NOW, THEREFORE, the parties hereto agree as follows:

         1.   Duties.

              (a) The Corporation hereby engages Consultant and Consultant hereby agrees to render services as a consultant to the Corporation for the term specified in Section 2 hereof.

              (b) Consultant shall, at all reasonable times and as reasonably required, provide the Corporation with regular and customary public relations and strategic advisory services. Consultant's duties may include, but will not necessarily be limited to, providing:

                  (i) advice regarding, and assistance in, the formation of corporate goals and their implementation;

                  (ii) advice regarding, and the development of, the Corporation's business plan and its implementation and evolution;

                  (iii) advice regarding the financial structure of the Corporation and its subsidiaries;

                  (iv) advice regarding corporate organization and structure, and identification and retention of personnel;

                  (v) advice with respect to merger, acquisition, joint venture and similar proposals;

                  (vi)   assistance with respect to investor relations; and

                  (vii) assistance with respect to identification and retention of financial analysts.

Consultant shall provide such services and shall devote such time and attention as in the Corporation's reasonable discretion may be necessary or desirable for the performance of its duties as a consultant when called upon to do so by the Corporation, provided that the Corporation shall not require that Consultant's services be performed at any particular place or at any particular time.

         2. Term. The term of this Agreement shall commence on the date hereof and shall continue for a period of one (1) year thereafter (the "Term") unless sooner terminated pursuant to Section 5 of this Agreement.

         3. Compensation. For all services to be rendered hereunder by Consultant, the Corporation agrees to pay to Consultant an annual fee (the "Annual Fee") equal to Fifty Thousand Dollars ($50,000), payable in substantially equal quarterly installments in arrears. At the Corporation's option, the Annual Fee may be paid in cash or in shares of the Corporation's common stock, each such share to be valued at the closing bid price per share of the Corporation's common stock on the trading day immediately preceding each such issuance.

         4. Expenses. The Corporation shall reimburse Consultant for all reasonable and necessary expenses of Consultant incurred in connection with the services being rendered to the Corporation hereunder, subject to presentation of appropriate vouchers, bills or similar documentation; provided, however, that Consultant shall not be entitled to reimbursement for any expense incurred for airfare or in excess of $1000 unless approved in advance by the Corporation.

         5. Termination. Notwithstanding any provision of this Agreement to the contrary, this Agreement may be terminated under any of the following circumstances:

              (a) The Corporation may terminate this Agreement at any time for Cause, effective upon written notice thereof to Consultant. As used herein, "Cause" shall mean the breach by Consultant of any of its material obligations under of this Agreement, which breach shall remain uncured for thirty (30) days after written notice thereof from the Corporation to Consultant.

              (b) Consultant may terminate this Agreement at any time for Good Reason, effective upon written notice thereof to the Corporation. As used herein, "Good Reason" shall mean (i) any attempt by the Corporation to impose any change of responsibility, assignment of duties or authority of Consultant without its consent or (ii) the breach by the Corporation of any of its material obligations under this Agreement, which breach shall remain uncured for thirty
(30) days after written notice thereof from Consultant to the Corporation.

              (c) Upon termination of this Agreement pursuant to this Section 5, the Consultant shall be entitled to all amounts or benefits to be paid or provided by the Corporation under this Agreement up to the date of termination. In addition, and in lieu of any and all other rights or remedies which Consultant would or might have, if this Agreement is terminated prior to the end of the Term, either by the Corporation for any reason other than Cause or by Consultant for Good Reason, Consultant shall also be entitled to receive, as its sole and exclusive remedy, in a single lump sum, an amount equal to the total additional compensation which Consultant would have been entitled to receive had there been no termination of this Agreement prior to the expiration of the Term.

         6. No Set-Offs, Etc. Except as expressly set forth in this Agreement, no amounts agreed to be paid or benefits agreed to be furnished by the Corporation under this Agreement shall be subject to any deduction, diminution or set off of any kind whatsoever.

         7. Binding Effect and Assignment. This Agreement shall be binding upon and insure to the benefit of the Corporation, its successors and permitted assigns and the Consultant, its successors and permitted assigns. No assignment of this Agreement shall be valid unless consented to in writing by the non-assigning party.

         8. Waivers. The failure of any party to this Agreement to enforce its terms and provisions or covenants shall not be construed as a waiver of the same or of the right of such party to enforce the same.

         9. Entire Agreement. This Agreement sets forth the entire Agreement between the parties with respect to its subject matter and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them, including, without limitation, any other agreement with any third party for the supply of Consultant's service to the Corporation. No party hereto shall be bound by any term or condition other than as expressly set forth or provided for in this Agreement. This Agreement may not be changed or modified except by an agreement in writing, signed by the party or parties to be bound thereby.

         10. Notices. All notices, requests, demands and other communications provided for, under, or made in connection with this Agreement, shall be in writing and shall be deemed to have been given by any party hereto at the time when delivered by hand against the appropriate receipt, or sent by facsimile transmission or mailed by registered or certified mail or the equivalent thereof, addressed to the addresses of the respective parties stated below, or as changed or added as any party may fix in accordance with this Section 10.

         If to the Corporation:

              Ikon Ventures, Inc.
              c/o Sutton Online, Inc.
              1000 Woodbury Road, Ste. 212
              Woodbury, NY 11797

         If to the Consultant:

              Corporate Communications Network Inc.
              7025 East 1st Avenue
              Suite #5
              Scottsdale, Arizona 85251
              Telecopier: (602) 945-1938

              or

              P.O. Box 1525
              Scottsdale, Arizona 85212

         11. Governing Law. This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York without regard to its conflict of law principles.

         12. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Facsimile signatures shall be deemed original for all purposes.


         IN WITNESS WHEREOF this Agreement has been entered into the day and year first above written.

                                       IKON VENTURES, INC.



                                       By: /s/ IAN RICE
                                           -------------------------------------
                                           Name: Ian Rice



                                       CORPORATE COMMUNICATIONS NETWORK INC.



                                       By: /s/ STEVEN M. KERR
                                           -------------------------------------
                                           Name: Steven M. Kerr